UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

SELECTIS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street, Suite 2800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on June 22, 2026, Selectis Health, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Black Pearl Equities II, LLC, a New York limited liability company (“Purchaser”), and Tortuga Acquisition Sub, Inc., a Utah corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”). Black Pearl Equities, LLC, a New York limited liability company (“Parent”), is the sole member of Purchaser.

Pursuant to the Merger Agreement, Parent, Purchaser and Merger Sub commenced a tender offer on July 13, 2026 (as amended and extended, the “Offer”) to purchase all issued and outstanding shares of the Company’s common stock, par value $0.05 per share (the “Shares”), at a price of $5.75 per Share in cash, without interest and subject to applicable withholding taxes (the “Offer Price”). The Offer expired at 5:00 p.m., New York City time, on August 31, 2026.

On August 31, 2026, Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, advised Parent and Purchaser that 2,789,027 Shares (excluding Shares delivered pursuant to guaranteed-delivery procedures for which timely delivery had not yet occurred), representing approximately 90.93% of the Shares outstanding immediately prior to the expiration of the Offer, had been validly tendered and not validly withdrawn. The number of Shares tendered satisfied the Minimum Tender Condition. All conditions to the Offer having been satisfied or waived, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer (the “Acceptance Time”). Parent has advised the Company that payment for the accepted Shares will be made promptly in accordance with the terms of the Offer and applicable law.

Pursuant to the Merger Agreement, Parent will complete the acquisition of the Company through a merger (the “Merger”) without a vote or meeting of the Company’s stockholders, pursuant to Section 16-10a-1108 of the Utah Revised Business Corporation Act. Each of the remaining Shares of the Company’s common stock not purchased in the Offer will be converted into the right to receive the same $5.75 in cash per Share that was paid in the Offer. Upon completion of the Merger, the Company will become an indirect wholly owned subsidiary of Parent.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2026 and is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2026, Purchaser and Merger Sub (together with the Company following completion of the Merger, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with Milrose Capital, LLC, a Delaware limited liability company (“Milrose”), and SCG Experts Corp. (together with Milrose, the “Lenders”), and Milrose, in its capacity as collateral agent for the Lenders (in such capacity, the “Agent”).

Pursuant to the Credit Agreement, the Lenders provided the Borrowers with term loans in an aggregate principal amount of $18,226,250.00 (the “Term Loans”), consisting of (i) a term loan in the principal amount of $10,024,437.50 made by Milrose (“Term Loan A”) and (ii) a term loan in the principal amount of $8,201,812.50 made by SCG Experts Corp. (“Term Loan B”). The proceeds of the Term Loans were used to pay the aggregate Offer Price and Merger Consideration (as defined below) in connection with the transactions contemplated by the Merger Agreement and to pay related transaction fees and expenses. The Merger Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2026.

The Term Loans bear interest at a fixed rate of 5.0% per annum and mature on August 28, 2031 (the “Term Loan Maturity Date”). Commencing on September 1, 2027, and continuing on the first day of each month thereafter through the Term Loan Maturity Date, principal and interest are payable in monthly installments of $230,855.71 with respect to Term Loan A and $188,881.95 with respect to Term Loan B. The Borrowers may voluntarily prepay the Term Loans, in whole or in part, at any time without premium or penalty.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, financial covenants, including a minimum portfolio actual debt service coverage ratio, and events of default.

In connection with the Credit Agreement, the Borrowers and certain of their subsidiaries granted a continuing security interest in substantially all of their assets, and certain equity holders of the Borrowers and their subsidiaries pledged the issued and outstanding equity interests in certain entities, to secure the obligations under the Credit Agreement and the other loan documents. In addition, certain principals of Parent guaranteed the payment and performance by the Borrowers of their obligations under the loan documents.

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The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 1.01, 3.03, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the Acceptance Time, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer. Parent has advised the Company that payment for the accepted Shares will be made promptly in accordance with the terms of the Offer and applicable law. Upon completion of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in treasury or owned directly by the Company, any subsidiary of the Company, Purchaser or Merger Sub, and Shares held by stockholders who properly exercise and perfect appraisal rights under Utah law) will be cancelled and converted into the right to receive $5.75 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each outstanding and unexercised warrant to purchase Shares will be automatically cancelled and converted into the right to receive, for each Share subject to the warrant, an amount in cash equal to the excess, if any, of the Merger Consideration over the applicable exercise price, without interest and subject to applicable withholding taxes. Any warrant with an exercise price equal to or greater than the Merger Consideration will be cancelled without payment. Any other Company equity awards outstanding immediately prior to the Effective Time will be treated in accordance with the terms of the Merger Agreement.

The aggregate cash consideration payable in the Offer and the Merger is approximately $17,635,589, excluding amounts payable in respect of Company warrants and other equity awards. The Offer Price, the Merger Consideration and related transaction fees and expenses were funded with the proceeds of the Term Loans described under Item 1.01 of this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon completion of the Merger, each holder of Shares immediately prior to the Effective Time will cease to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration or, in the case of stockholders who properly exercise and perfect appraisal rights, the rights provided under applicable Utah law. The Shares will no longer be quoted on the OTCQB market, and the Company intends to terminate the registration of the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act by filing a Form 15 with the SEC as promptly as practicable.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the acceptance for payment of the Shares pursuant to the Offer, a change in control of the Company occurred at the Acceptance Time. Upon completion of the Merger at the Effective Time, the Company will become a wholly owned subsidiary of Purchaser. The information regarding the consideration paid and the source of funds used in connection with the transactions set forth under Items 1.01 and 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2026, Lance J. Baller resigned as a member of the Company’s Board of Directors (the “Board”), and from all committees of the Board on which he served, effective immediately. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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On September 1, 2026, Abraham Schwartz and Zalman Schapiro were appointed as directors of the Company effective as of September 1, 2026. Messrs. Schwartz and Schapiro were designated for election to the Board by Parent in connection with the tender offer by Merger Sub for shares of the Company’s common stock, made pursuant to the Agreement and Plan of Merger, dated as of June 22, 2026, by and among the Company, Parent, Black Pearl Equities II, LLC and Merger Sub. Mr. Schwartz serves as Chief Executive Officer of Parent and Mr. Schapiro is a principal of Parent. Neither Mr. Schwartz nor Mr. Schapiro has been appointed to any committee of the Board as of the date of this Current Report on Form 8-K.Other than as described above and in the Merger Agreement, neither Mr. Schwartz nor Mr. Schapiro has any interest, direct or indirect, in any transaction, or any currently proposed transaction, required to be disclosed pursuant to Item 404(a)of Regulation S-K.

On September 1, 2026, Krystal Eckhart resigned as Interim Chief Executive Officer of the Company, effective immediately. Ms. Eckhart’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Eckhart continues to serve as the Company’s Interim Chief Financial Officer and principal financial officer.

Item 7.01. Regulation FD Disclosure.

On September 1, 2026, Parent and the Company issued a joint press release announcing the completion of the Offer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 22, 2026, by and among Black Pearl Equities II, LLC, Tortuga Acquisition Sub, Inc. and Selectis Health, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Selectis Health, Inc. with the SEC on June 24, 2026).
10.1	Credit Agreement, dated as of August 31, 2026, among Selectis Health, Inc., Black Pearl Equities II, LLC, Tortuga Acquisition Sub, Inc., the other borrowers party thereto, Milrose Capital, LLC and SCG Experts Corp., as lenders, and Milrose Capital, LLC, as collateral agent.
99.1	Joint Press Release issued by Black Pearl Equities, LLC and Selectis Health, Inc., dated September 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIS HEALTH, INC.

	By:	/s/ Krystal Eckhart
Krystal Eckhart
Date: September 8, 2026		Interim Chief Financial Officer

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